UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2006

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2006, Wachovia Corporation (“Wachovia”) completed its acquisition of Golden West Financial Corporation (“Golden West”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated May 7, 2006 (the “Merger Agreement”), among Wachovia, a wholly owned subsidiary of Wachovia, and Golden West. The acquisition was effected through the merger of Golden West with and into Wachovia’s wholly owned subsidiary (the “Merger”). As a result of the Merger, the outstanding shares of Golden West common stock, with respect to each shareholder of record of Golden West common stock, were converted into the right to receive:

•	a number of shares of Wachovia common stock equal to the product of (i) 1.365 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 77%; and

•	(B) an amount in cash equal to the product of (i) $81.07 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 23%.

This represents total consideration of approximately $24 billion, based on the closing price of Wachovia common stock on September 29, 2006 and the approximately 310 million shares of Golden West common stock outstanding at the effective time of the Merger.

A copy of the news release (the “Merger News Release”) announcing the completion of the Merger is attached as Exhibit (99)(a) to this report and is incorporated by reference into this Item 2.01. The Joint Proxy Statement-Prospectus, dated July 24, 2006 (the “Joint Proxy Statement-Prospectus”), included in Wachovia’s Registration Statement on Form S-4 (Registration No. 333-134656, the “Registration Statement”), sets forth certain additional information regarding the Merger, Wachovia and Golden West, including, without limitation, certain information with respect to the assets involved in the Merger and the nature of certain relationships between Wachovia and Golden West or certain of their officers and directors. The Joint Proxy Statement-Prospectus is included as Exhibit (99)(b) to this report and is incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement, Wachovia agreed to cause two current members of the Golden West board of directors to be appointed to Wachovia’s board of directors immediately following the completion of the Merger. On September 29, 2006, Wachovia’s board of directors elected Jerry Gitt and Maryellen C. Herringer to Wachovia’s board of directors, effective immediately following the completion of the Merger on October 1, 2006. Each of Mr. Gitt and Ms. Herringer was serving as a director of Golden West prior to completion of the Merger.

Immediately following completion of the Merger, Wachovia’s board of directors was increased to 18 directors, and Mr. Gitt and Ms. Herringer were appointed as Class II and Class III directors, respectively. Mr. Gitt was appointed to serve on the board’s Audit Committee and Ms. Herringer was appointed to serve on the board’s Risk Committee.

In addition, on September 29, 2006, Wachovia’s board of directors elected Timothy D. Proctor to Wachovia’s board of directors, effective on November 1, 2006. On November 1, 2006, Wachovia’s board of directors will be increased to 19 directors and Mr. Proctor will be appointed as a Class III director. Mr. Proctor will serve as a member of the board’s Management Resources & Compensation Committee.

A copy of the news release (the “Director News Release”) announcing the election of the three new directors is attached as Exhibit (99)(c) to this report and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

1.	The audited consolidated statements of financial condition of Golden West and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of net earnings, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, and the related notes and reports of independent registered public accounting firm related thereto (collectively, the “Audited Financial Information”) (incorporated by reference to Exhibit (99)(a) of Wachovia’s Current Report on Form 8-K dated May 19, 2006).

2.	The unaudited consolidated statement of financial condition of Golden West and subsidiaries as of June 30, 2006, December 31, 2005, and June 30, 2005, the unaudited consolidated statements of net earnings and cash flows for the three and six months ended June 30, 2006 and June 30, 2005, and the unaudited consolidated statement of stockholders’ equity for the six months ended June 30, 2006 and June 30, 2005, and the related notes thereto (collectively, the “Unaudited Financial Information”).

(b)	Pro Forma Financial Information

1.	Wachovia and Golden West unaudited pro forma condensed combined balance sheet at June 30, 2006, and the unaudited pro forma condensed combined summaries of income for the six months ended June 30, 2006 and for the year ended December 31, 2005, and the related notes to the unaudited pro forma condensed combined financial information (collectively, the “Pro Forma Financial Information”).

(c)	Exhibits.

(2)	The Merger Agreement (incorporated by reference to Appendix A to the Joint Proxy Statement-Prospectus contained in the Registration Statement).

(23)	Consent of Deloitte & Touche LLP.

(99)(a)	The Merger News Release.

(99)(b)	The Joint Proxy Statement-Prospectus (incorporated by reference to the Registration Statement).

(99)(c)	The Director News Release.

(99)(d)	The Audited Financial Information (incorporated by reference to Exhibit (99)(a) of Wachovia’s Current Report on Form 8-K dated May 19, 2006).

(99)(e)	The Unaudited Financial Information.

(99)(f)	The Pro Forma Financial Information.

*                                          *                                         *

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of the merger between Golden West and Wachovia completed on October 1, 2006, including future financial and operating results, cost savings, enhanced revenues and the accretion or dilution to reported earnings that may be realized from the Merger, (iii) statements relating to the benefits of the merger between Wachovia and Westcorp and Wachovia’s related acquisition of WFS Financial Inc (“WFS Financial”), a subsidiary of Westcorp, completed on March 1, 2006 (the “Westcorp Transaction”), including future financial and operating results, cost savings, enhanced revenues and the accretion or dilution to reported earnings that may be realized from the Westcorp Transaction, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control).

The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the businesses of Wachovia and/or Golden West in connection with the Merger or the businesses of Wachovia, Westcorp and WFS Financial in connection with the Westcorp Transaction will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger or the Westcorp Transaction may not be fully realized or realized within the expected time frame; (3) revenues following the Merger or the Westcorp Transaction may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger or the Westcorp Transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia and/or Golden West conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s and/or Golden West’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, Wachovia’s mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) the timely development of competitive new products and services by Wachovia and the acceptance of these products and services by new and existing customers; (10) the willingness of customers to accept third party products marketed by Wachovia; (11) the willingness of customers to substitute competitors’ products and services for Wachovia’s products and services and vice versa; (12) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); (13) technological changes; (14) changes in consumer spending and saving habits; (15) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger (and any required divestitures related thereto) and the Westcorp Transaction, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (16) the growth and profitability of Wachovia’s non-interest or fee income being less than expected; (17) unanticipated regulatory or judicial proceedings or rulings; (18) the impact of changes in accounting principles; (19) adverse changes in financial performance and/or condition of Wachovia’s and/or Golden West’s borrowers which could impact repayment of such borrowers’ outstanding loans; (20) the impact on Wachovia’s and/or Golden West’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (21) Wachovia’s success at managing the risks involved in the foregoing.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the Merger, the Westcorp Transaction or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: October 2, 2006	By:	/s/ Thomas J. Wurtz
	Name:	Thomas J. Wurtz
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
(2)	The Merger Agreement (incorporated by reference to Appendix A to the Joint Proxy Statement-Prospectus contained in the Registration Statement).

(23)	Consent of Deloitte & Touche LLP.

(99)(a)	The Merger News Release.

(99)(b)	The Joint Proxy Statement-Prospectus (incorporated by reference to the Registration Statement).

(99)(c)	The Director News Release.

(99)(d)	The Audited Financial Information (incorporated by reference to Exhibit (99)(a) of Wachovia’s Current Report on Form 8-K dated May 19, 2006).

(99)(e)	The Unaudited Financial Information.

(99)(f)	The Pro Forma Financial Information.